                                                                  EXHIBIT (o)(i)

                                     AMENDED
                                SCHEDULE A TO THE
                             MULTIPLE CLASS PLAN OF
                               SCHWAB INVESTMENTS

                                                         Shareholder Service Fee (as a      Transfer Agent Fee (as a percentage of
                                                    percentage of average daily net assets   average daily net assets of the Fund
             Name of Fund and Class                           of the Fund Class)                            Class)
Schwab 1000 Fund Investor Shares                                     0.20%                                   0.05%

Schwab 1000 Fund Select Shares                                       0.05%                                   0.05%

Schwab Yield Plus Fund - Investor Shares                             0.20%                                   0.05%

Schwab Yield Plus Fund - Select Shares                               0.05%                                   0.05%

Schwab GNMA Fund - Investor Shares                                   0.20%                                   0.05%

Schwab GNMA Fund  - Select Shares                                    0.05%                                   0.05%

Schwab California Tax-Free YieldPlus
Fund - Investor Shares                                               0.20%                                   0.05%

Schwab California Tax-Free YieldPlus
Fund - Select Shares                                                 0.05%                                   0.05%

Schwab Tax-Free YieldPlus Fund - Investor Shares                     0.20%                                   0.05%

Schwab Tax-Free YieldPlus
Fund - Select Shares                                                 0.05%                                   0.05%

                                      SCHWAB INVESTMENTS

                                      Signature: _________________
                                      Name:      Evelyn Dilsaver
                                      Title:     Executive Vice President, Chief
                                                 Operating Officer

                                      Date:      November 14, 2004